UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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HARMONIC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

HARMONIC INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, AUGUST 14, 2013

TO THE STOCKHOLDERS OF HARMONIC INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harmonic Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 14, 2013, at [—], Pacific Time, at [—], for the following purposes:

1. To elect seven directors to serve until the earlier of the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

2. To hold an advisory vote on executive compensation.

3. To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

5. To transact such other matters as may properly come before the annual meeting or any adjournment, postponement or other delay thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible to ensure that your vote is recorded. Any stockholder attending the annual meeting may vote in person by ballot even if such stockholder has previously voted by another method.

By Order of the Board of Directors,

Carolyn V. Aver,

Secretary

San Jose, California

June [—], 2013

YOUR VOTE IS EXTREMELY IMPORTANT

In order to assure your representation at the annual meeting, you are requested to vote, at your earliest convenience, by any of the methods described in the accompanying Proxy Statement. If you decide to attend the annual meeting and vote by ballot, any previous vote by proxy will be revoked automatically and only your vote at the annual meeting will be counted.

This year’s annual meeting is a particularly important one, and YOUR vote is extremely important.

Voce Catalyst Partners, LP (“VCP”), an affiliate of Voce Capital LLC (together with VCP, “Voce Capital”), a hedge fund with beneficial ownership of approximately 0.1% of Harmonic’s outstanding common stock, has provided notice that it intends to nominate at the annual meeting its own slate of three nominees (the “Voce Nominees”) to stand for election as directors. You may receive solicitation materials from Voce Capital seeking your proxy to vote for the Voce Nominees. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES, WHOSE NAMES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY VOCE CAPITAL. Even if you have already returned a [color] proxy card sent to you by Voce Capital, you have every right to change your vote. You may revoke that proxy and vote as recommended by the Board of Directors by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will be counted.

THE BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY VOCE CAPITAL, EVEN AS A PROTEST VOTE AGAINST VOCE CAPITAL OR THE VOCE NOMINEES.

If you have any questions or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

MacKenzie Partners, Inc.

Call Toll Free: (800) 322-2885

Call Collect: (212) 929-5500

Your vote is extremely important, no matter how many or how few shares you own. The Board of Directors urges you to vote your shares to elect the Board’s nominees. Even if you plan to attend the annual meeting in person, please promptly sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card to be sure that your shares are voted at the annual meeting.

PROXY STATEMENT TABLE OF CONTENTS

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

HARMONIC INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

4300 NORTH FIRST STREET

SAN JOSE, CALIFORNIA 95134

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed WHITE proxy card is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Harmonic Inc., a Delaware corporation (“Harmonic,” “we” or the “Company”), for use at the 2013 Annual Meeting of Stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held on Wednesday, August 14, 2013, at [—], Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at [—]. The telephone number of the Company’s principal offices is 1-408-542-2500.

This year’s annual meeting is a particularly important one, and YOUR vote is extremely important.

Voce Catalyst Partners, LP (“VCP”), an affiliate of Voce Capital LLC (together with VCP, “Voce Capital”), a hedge fund with beneficial ownership of approximately 0.1% of the outstanding common stock, has provided notice that it intends to nominate at the annual meeting its own slate of three nominees (the “Voce Nominees”) to stand for election as directors. You may receive solicitation materials from Voce Capital seeking your proxy to vote for the Voce Nominees. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES, WHOSE NAMES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY VOCE CAPITAL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT FOR STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, AUGUST 14, 2013

The proxy statement and annual report to stockholders are available at http://www.proxyvoting.com/hlit.

RECORD DATE AND VOTING SECURITIES

Stockholders as of the close of business on June 17, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, [—] shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding. Other than the Common Stock, there are no other securities of the Company with voting rights at the Annual Meeting.

HOW TO VOTE

You may vote by proxy or in person by ballot at the Annual Meeting. To vote by proxy, you should sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card.

Giving us your proxy means that you authorize the Board of Directors’ designated proxyholders (who are identified on the enclosed WHITE proxy card) to vote your shares of Common Stock at the Annual Meeting in the manner that you have indicated and in their discretion on such other matters that may properly come before the Annual Meeting. If you sign, date and return the enclosed WHITE proxy card or vote via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card, but do not indicate your vote, the designated proxyholders will vote your shares of Common Stock “FOR” each of the Board’s nominees that are standing for election to the Board of Directors (Proposal One in this Proxy Statement), “FOR” the approval of the advisory vote on executive compensation (Proposal Two in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement) and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Four in this Proxy Statement).

REVOCABILITY OF PROXIES

Any proxy may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company, at the Company’s principal offices, a written notice of revocation or a signed proxy bearing a later date, or by voting on a later date by telephone or via the Internet. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

The Board of Directors urges you to revoke any [color] proxy card you may have returned that you received from Voce Capital. If you have previously signed a [color] proxy card sent to you by Voce Capital, you have every right to change your vote. You may revoke that proxy and vote as recommended by the Board of Directors by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest-dated proxy will be counted. Submitting a Voce Capital [color] proxy card—even if you withhold your vote on the Voce Nominees—will revoke any votes that you previously made on the WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive that is not a WHITE proxy card. Do not return any [color] proxy card that you may receive from Voce Capital, even as a protest vote against Voce Capital or the Voce Nominees.

QUORUM; VOTING REQUIREMENTS

Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for action at the Annual Meeting. Shares that reflect abstentions and broker non-votes count as present at the Annual Meeting for the purposes of determining a quorum.

Directors are elected by a plurality of the votes cast. The advisory vote on executive compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Four in this Proxy Statement) each requires the favorable vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote on the proposal.

In the election of directors (Proposal One in this Proxy Statement), abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the advisory vote on executive compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Four in this Proxy Statement), abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

If you hold shares beneficially in street name (that is, in at an account at a bank or broker) and do not provide your bank or broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Given the contested nature of the election at the Annual Meeting, all matters scheduled to be voted on are “non-routine”.

SOLICITATION

The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of this Proxy Statement, the WHITE proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. The initial solicitation of proxies by mail may be supplemented by telephone, fax, email, Internet and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to such persons for such services. Annex A to this Proxy Statement sets forth certain information relating to the directors, officers and other persons who are “participants” in the solicitation of proxies.

As a result of the proxy contest initiated by Voce Capital, the Company will incur substantial additional costs in connection with the solicitation of proxies. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist us in the solicitation of proxies for a fee of up to $[—] plus out-of-pocket expenses. MacKenzie expects that approximately [—] of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will substantially exceed those normally spent for an annual meeting of stockholders. Such additional costs are expected to aggregate to approximately $[—], exclusive of any costs related to any litigation in connection with the Annual Meeting. These additional solicitation costs are expected to include: the fee payable to our proxy solicitor; fees of outside counsel to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of Common Stock; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $[—] of these solicitation costs.

BOARD OF DIRECTORS’ VOTING RECOMMENDATION

The Board of Directors recommends that you vote your shares “FOR” each of the Board’s nominees that are standing for election to the Board of Directors (Proposal One in this Proxy Statement), “FOR” the approval of the advisory vote on executive compensation (Proposal Two in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement) and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Four in this Proxy Statement).

IF YOU RECEIVE MORE THAN ONE PROXY CARD

If you hold your shares of Common Stock in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the WHITE proxy card for each account. You should vote all of your shares of Common Stock.

Voce Capital has provided notice that it intends to nominate at the Annual Meeting the Voce Nominees to stand for election as directors. As a result, you may receive proxy solicitation material from Voce Capital. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive that is not a WHITE proxy card.

If you withhold your vote on any Voce Nominee using Voce Capital’s [color] proxy card, your vote will not be counted as a vote for the Board of Directors’ nominees and will result in the revocation of any previous vote that you may have cast on the WHITE proxy card. THE BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY VOCE CAPITAL, EVEN AS A PROTEST VOTE AGAINST VOCE CAPITAL OR THE VOCE NOMINEES.

STOCKHOLDER PROPOSAL PROCEDURES AND DEADLINES

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2014 Annual Meeting of Stockholders and that stockholders desire to have included in the Company’s proxy materials relating to such meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Secretary, no later than [—]. Any such proposals of stockholders must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Company’s proxy materials for that meeting.

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2014 Annual Meeting of Stockholders and that such stockholders do not desire to have included in the Company’s proxy materials for that meeting must be received by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Secretary, no earlier than May 16, 2014 and no later than June 15, 2014.

If a stockholder gives notice of such a proposal after the deadlines described above, the Company’s designated proxyholders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2014 Annual Meeting of Stockholders.

Furthermore, under the Company’s bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any associated person of such stockholder; (c) the class and number of shares of the Company owned by the stockholder proposing such business and any associated person of such stockholder; (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any associated person of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any associated person of such stockholder with respect to the securities of the Company; (e) any material interest of the stockholder or any associated person of such stockholder in such business; and (f) a statement whether either of such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than ten calendar days following the record date to disclose the information contained in clauses (c) and (d) above as of the record date.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this Proxy Statement and our annual report to stockholders. If requested orally or in writing, we will promptly provide a separate copy of this Proxy Statement and our annual report to a stockholder sharing an address with another stockholder. Requests should be directed to the Company’s Secretary at Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Secretary, or to 1-408-542-2500. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the address noted above.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING

Attendance at the Annual Meeting will be limited to stockholders and the Company’s invited guests. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding shares of Common Stock in brokerage accounts or through a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact the Company at 1-408-542-2500 for directions to the Annual Meeting.

If you are a stockholder of record as of the Record Date, you may vote your shares of Common Stock in person by ballot at the Annual Meeting. If you hold your shares of through a bank or broker, you will not be able to vote in person by ballot at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your bank or broker and present it at the Annual Meeting.

If YOU HAVE ANY QUESTIONS

If you have any questions or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

MacKenzie Partners, Inc.

Call Toll Free: (800) 322-2885

Call Collect: (212) 929-5500

PROPOSAL ONE

ELECTION OF DIRECTORS

NOMINEES

Seven directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the earlier of the 2014 Annual Meeting of Stockholders or until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal.

Unless otherwise instructed, the designated proxyholders will vote the proxies received by them “FOR” the Company’s seven nominees named below, all of whom are currently directors of the Company. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee and the Board of Directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the designated proxyholders will vote the proxies for any substitute nominee who is designated by the Company’s Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

DIRECTOR QUALIFICATIONS

The Board of Directors believes that it is necessary for each of the Company’s directors to possess a broad array of qualities and skills. When searching for new director candidates, the Corporate Governance and Nominating Committee considers the evolving requirements of serving on the Board of Directors and searches for candidates that fill any current or anticipated future requirements. The Board of Directors also believes that all directors must possess a considerable amount of business and management experience and education.

The Corporate Governance and Nominating Committee first considers a candidate’s business and management experience and education and then considers issues of judgment, personal character, integrity, conflicts of interest, diversity and commitment to the goal of maximizing long-term stockholder value. With respect to the nomination of continuing directors for re-election, the individual’s historical and ongoing contributions to the Board of Directors are also considered. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Identification and Evaluation of, and Criteria for, Candidates for Board Membership” (see page      of this Proxy Statement).

DIRECTOR NOMINEES

The names of the nominees for director and certain information about each of them are set forth below. The information presented includes age, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee is qualified to serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated knowledge of our industry, an ability to exercise sound judgment, and a commitment to Harmonic and the Board of Directors. Finally, with respect to our directors who have not been officers of the Company, we value their experience on other public company boards of directors and board committees and as senior officers of other companies. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.

Name	Age	Principal Occupation
Patrick Gallagher	58	Board Director, Ciena Corporation
Patrick J. Harshman	48	President and Chief Executive Officer, Harmonic Inc.
Harold Covert	66	Executive Vice President and CFO, Lumos Networks Corp.
E. Floyd Kvamme	75	Partner Emeritus, Kleiner Perkins Caufield & Byers
Mitzi Reaugh	35	Senior Vice President, Miramax
William F. Reddersen	66	Advisor to Venture Capital Funds
Susan G. Swenson	65	Board Director, Wells Fargo Bank, Spirent PLC and Novatel Wireless, Inc

Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Patrick Gallagher has been a director since October 2007 and was elected Chairman of the Board on April 18, 2013. From March 2008 to March 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd., a UK company which develops and supplies femtocells and small cells for the 3G/4G/LTE mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a FTSE-listed global software solutions company. From May 2006 until March 2008, he was Vice Chairman of Golden Telecom Inc., a NASDAQ-listed facilities-based provider of integrated communications. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group, a NASDAQ listed global telecommunications company which owns and manages a subsea optical fiber network. From 1985 to 2002, Mr. Gallagher held senior management positions at BT Group, including Group Director of Strategy & Development, President of BT Europe and as a member of the BT Executive Committee. Mr. Gallagher is a director of Ciena Corporation and Sollers JSC. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University. We believe that Mr. Gallagher’s qualifications to serve on our Board include his more than 25 years of experience in the global telecom, Internet and media industry, with a strong track record in building international businesses. He brings particular strategic and operational insight to Harmonic’s international business and has significant experience in chairing both public and private companies.

Patrick J. Harshman joined the Company in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic’ including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University. We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technology.

Harold Covert has been a director since 2007. Since September 2011, Mr. Covert has served as Executive Vice President and Chief Financial Officer of Lumos Network Corp., a fiber-based service provider. From October 2010 to September 2011, he was an independent business consultant. From October 2007 until September 2010, Mr. Covert served as an executive of Silicon Image, Inc., a semiconductor company. From October 2007 until January 2010, Mr. Covert was Chief Financial Officer of Silicon Image and was its President from September 2009 through September 2010. From 2005 to 2007, Mr. Covert was Executive Vice President and Chief Financial Officer of Openwave Systems Inc., a software applications and infrastructure company. Prior to Openwave, Mr. Covert was Chief Financial Officer at Fortinet Inc. from 2003 to 2005, and Chief Financial Officer at Extreme Networks, Inc. from 2001 to 2003. Mr. Covert is a director and Chairman of the Audit Committee at both JDS Uniphase Corporation and Solta Medical Inc. and was a director of Silicon Image from January 2010 until September 2010. Mr. Covert holds a B.S. in Business Administration from Lake Erie College and an M.B.A. from Cleveland State University and is also a Certified Public Accountant. We believe that Mr. Covert’s qualifications to serve on our Board include his being the CFO of seven publicly traded technology companies. He is currently chair of two public company audit committees, in addition to Harmonic. As Harmonic’s Board financial expert he brings extensive financial experience and insight to the Board.

E. Floyd Kvamme has been a director since 1990. From 1984 to 2008, Mr. Kvamme was a General Partner, and since 2008 has been a Partner Emeritus,of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also a director of Power Integrations, Inc., as well as two private companies. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E. from Syracuse University. We believe that Mr. Kvamme’s qualifications to serve on our Board include his years of management experience with major technology companies, as well as his experience with financing and growth planning for technology companies as a partner of a major venture capital firm.

Mitzi Reaugh has been a director since July 2012. She has served as Senior Vice President, Strategy and Business Development at Miramax, a film and television studio, since March 2011. Prior to joining Miramax, Ms. Reaugh served as Senior Vice President, Client Solutions at The Nielsen Company (“Nielsen”), from February 2010 to March 2011. From February 2006 to October 2009 , she was at NBC Universal, most recently as General Manager, Digital Health Network and earlier as Vice President, Strategy & Business Development, Digital Media, where she represented NBC in the launch of Hulu.com. Ms. Reaugh was a Senior Associate at McKinsey & Company from 2004 to 2006. She holds an MBA from the University of Pennsylvania Wharton School of Business and a B.A. in Economics from Claremont McKenna College. We believe that Ms. Reaugh’s qualifications to serve on our Board include being a senior digital media executive and having been at the leading edge of the growth of the digital media industry for over ten years. She also brings extensive strategic experience and insight to the Board.

William F. Reddersen has been a director since 2002. Since his retirement from BellSouth in 2000, Mr. Reddersen has served as an advisor to multiple venture capital funds active in the technology services market. Previously, until 2000, he spent 31 years at BellSouth Corp. and AT&T Inc., most recently as Executive Vice President of Corporate Strategy at BellSouth. Earlier, as President of its Business Market Operations, he directed BellSouth’s entry into new businesses, including the Internet market and its cable television business. Mr. Reddersen joined BellSouth as its Vice President of Marketing for new unregulated businesses and subsequently served as Vice President of Marketing for its regulated services business. Prior to joining BellSouth, he served in multiple management positions at AT&T. Mr. Reddersen served on the board of Otelco, Inc., an independent telephone company, from 2005 through May 2013. Mr. Reddersen holds a B.S. in Mathematics from the University of Maryland and an M.S. in Management from the Massachusetts Institute of

Technology, where he was a Sloan Fellow. We believe that Mr. Reddersen’s qualifications to serve on our Board include his wide range of telecommunications experience, from running large corporate operations to starting up businesses in directly related industries. His combination of operating experience, corporate strategy experience and financial capital markets experience brings valuable insights to the Board.

Susan G. Swenson has been a director since February 2012. From March 2008 to March 2011, Ms. Swenson served as President and Chief Executive Officer of Sage Software-North America, the North American division of The Sage Group PLC, a global supplier of business management software and services. From August 2007 to March 2008, she was Chief Operating Officer at Atrinsic, Inc. a digital content company. Prior to joining Atrinsic, Inc., she served as Chief Operating Officer of Amp’d Mobile, Inc, a mobile virtual network start-up, from 2006 to 2007. Ms. Swenson was the President and Chief Operating Officer of T-Mobile USA from 2004 to 2005 and of Leap Wireless International, Inc. from 1999 to 2004. She served as the President and Chief Executive Officer of Cellular One from 1994 to 1999. From 1979 to 1994 she served in various management capacities at Pacific Bell, ultimately serving as President and Chief Operating Officer of PacTel Cellular and Vice President, Pacific Bell – Northern California Business Unit. She currently serves as a director of Wells Fargo & Company, Spirent PLC, and Novatel Wireless, Inc., as well as FirstNet, an independent authority within the NTIA/Department of Commerce responsible for establishing a single nationwide, interoperable public safety broadband network. Ms. Swenson holds a B.A. in French from San Diego State University. We believe that Ms. Swenson’s qualifications to serve on our Board include her over 30 years of US senior executive experience in the communications industry and her strong technology operations expertise. She brings to the Board two decades of board and committee service, as well as extensive executive experience, from building and growing technology start-up businesses to transforming enterprise businesses to meet market and competitive challenges.

Lewis Solomon, a current Board member, has informed the Board that he will not stand for re-election at the Annual Meeting. The Board thanks Mr. Solomon for his many years of service to the Company and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2012. No director attended fewer than 75% of the meetings of the Board, or the committees upon which such director served, in 2012.

The Board has determined that Messrs. Covert, Gallagher, Kvamme and Reddersen and Mmes. Reaugh and Swenson are independent under applicable NASDAQ listing standings and have no material relationships with the Company. The Board considered that a director was on a board of directors for a company that is a supplier to the Company and concluded that the nature of this relationship did not compromise the director’s independence.

The Board has an Audit Committee, a Compensation and Equity Ownership Committee and a Corporate Governance and Nominating Committee. The charters for each of these committees are posted on our website at www.harmonicinc.com.

The Audit Committee currently consists of Messrs. Covert and Reddersen and Ms. Swenson, each of whom is independent under Rule 10A-3 of the Exchange Act and under applicable NASDAQ Stock Market listing standards. Mr. Covert acts as Chairperson of the committee. The Audit Committee serves as the representative of the Board for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, management of financial risks, audit process, and process for monitoring the compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Matters within the scope of the Audit Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2012. The Audit Committee held eight meetings during 2012.

The Board has determined that Mr. Covert is an “audit committee financial expert,” as defined by the current rules of the SEC. The Board believes that Mr. Covert’s experience as the chief financial officer of several companies publicly traded on U.S. stock exchanges qualifies him as an “audit committee financial expert” because he has acquired relevant expertise and experience from performing his duties as a chief financial officer.

The Compensation and Equity Ownership Committee currently consists of Messrs. Kvamme, Gallagher and Reddersen and Ms. Reaugh, none of whom is an employee of the Company and each of whom is independent under applicable NASDAQ Stock Market listing standards. Mr. Kvamme acts as Chairperson of the Committee. The Compensation and Equity Ownership Committee is responsible for approval of the Company’s compensation policies, compensation paid to executive officers, and administration of the Company’s equity compensation plans. The Compensation and Equity Ownership Committee held four meetings during 2012. Matters within the scope of the Compensation and Equity Ownership Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2012. See “Meetings of Non-Employee Directors” on page      of this Proxy Statement.

The Corporate Governance and Nominating Committee serves as the representative of the Board for establishment and oversight of governance policy and the operation, composition and compensation of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Swenson and Messrs. Gallagher and Kvamme, each of whom are independent under applicable NASDAQ Stock Market listing standards. Ms. Swenson acts as Chairperson of the committee. The Corporate Governance and Nominating Committee held one meeting in 2012. Matters within the scope of the Corporate Governance and Nominating Committee were discussed in executive sessions at regularly scheduled meetings of the Board in 2012. See “Board Leadership” on page      of this Proxy Statement.

The Corporate Governance and Nominating Committee has proposed, and the Board has approved, the nomination of seven current board members for re-election by stockholders at this Annual Meeting.

BOARD LEADERSHIP

We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and for its operational management, leadership and performance, while the Chairman of the Board provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board.

MEETINGS OF NON-EMPLOYEE DIRECTORS

At each regularly scheduled Board meeting, the non-employee directors meet in an executive session without any management directors or employees present. The Chairman of the Board has the responsibility of presiding over such periodic executive sessions of the Board. Last year, the non-employee directors discussed, in executive sessions, corporate strategy, risk oversight, management performance, Board performance, succession planning for management and the directors, and Board policies, processes and practices.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management of the Company is responsible for the day-to-day management of risks the Company faces, while the Board has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Company’s Compensation and Equity Ownership Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including, but not limited to, accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Corporate Governance and Nominating Committee manages risks associated with the independence and remuneration of the Board and potential conflicts of interest.

At periodic meetings of the Board and its committees, management reports to, and seeks the guidance of, the Board and its committees with respect to the most significant risks that could affect our business. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is periodically informed about such risks by committee reports and receives advice and counsel with respect to risk issues from the Company’s outside counsel.

IDENTIFICATION AND EVALUATION OF, AND CRITERIA FOR, CANDIDATES FOR BOARD MEMBERSHIP

Pursuant to the charter of the Corporate Governance and Nominating Committee, the Committee may utilize a variety of methods to identify and evaluate candidates for service on the Company’s Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders, outside professionals or other persons. Any candidate presented would be evaluated at a meeting of the Corporate Governance and Nominating Committee or at an executive session at a regular Board meeting and may be considered at any point during the year. The Corporate Governance and Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, members of the Board or management. The Corporate Governance and Nominating Committee has hired, from time to time, a consulting firm to assist it in identifying and screening potential candidates for election to the Board. In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria. These criteria include demonstrated relevant business and industry experience, particular expertise to act as a committee chair or member, the ability to devote the necessary time to the Board and committee service, personal character and integrity, potential conflicts of interest and sound business judgment. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds.

The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, age, sexual orientation, disability or any other basis proscribed by law. The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.

DIRECTOR RECOMMENDATIONS AND NOMINATIONS FROM STOCKHOLDERS

The Corporate Governance and Nominating Committee will consider recommendations from stockholders of individuals for service on the Board of Directors at the 2014 Annual Meeting of Stockholders, provided that such recommendations are submitted in a timely manner in writing to the Secretary of the Company at Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Secretary. If a stockholder desires to recommend an individual for consideration by the Corporate Governance and Nominating Committee for

nomination by the Board, such recommendation must be received no later than [—], which is 120 calendar days prior to the first anniversary of the date of this Proxy Statement first became available to stockholders.2 In evaluating director candidates recommended by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board.

For a stockholder nomination of a person for election to the Board at the 2014 Annual Meeting of Stockholders that such stockholder does not desire to have considered by the Corporate Governance and Nominating Committee for nomination by the Board, timely written notice of such nomination must be delivered to the Secretary of the Company no earlier than May 16, 2014 and no later than June 15, 2014.

To be in proper written form, a stockholder’s notice must contain: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company which are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage the risk or benefit from share price changes, or increase or decrease the voting power of the nominee with respect to any securities of the Company, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (f) a written statement executed by the nominee acknowledging that, as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and (g) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to such stockholder proposing a nominee for election to the Board, (a) the information set forth in “Stockholder Proposal Procedures and Deadlines” on page 3 of this Proxy Statement for a stockholder notice of business to be brought before an annual meeting, and (b) a statement whether either such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting shares reasonably believed by such stockholder or associated person of such stockholder to be necessary to elect such nominee. A copy of the full text of the bylaw provisions discussed herein may be obtained by writing to the Company’s Secretary at our principal offices, or can be accessed from the Company’s filings with the SEC at www.sec.gov.

COMPENSATION OF DIRECTORS

As compensation for its non-employee directors, Harmonic uses a combination of cash and equity-based incentive compensation. Directors who are employees of the Company do not receive additional compensation for their service as directors.

Cash Compensation. Each non-employee director is paid an annual retainer of $35,000. In addition, the Chair of the Audit Committee is paid an annual retainer of $32,000, the Chair of the Compensation and Equity Ownership Committee is paid an annual retainer of $18,000, and the Chair of the Corporate Governance and Nominating Committee is paid an annual retainer of $11,000. Other members of the Board committees receive an annual retainer as follows: Audit Committee — $16,000; Compensation and Equity Ownership Committee — $9,000; and Corporate Governance and Nominating Committee — $5,500. The non-executive Chairman of the Board receives an additional annual retainer of $40,000. No additional fees are paid for attending in-person or telephonic meetings of the Board or its committees.

Equity Compensation. The 2002 Director Stock Plan, as amended, currently provides for grants of stock options or restricted stock units to be made in three ways:

•

Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee director, but who remains a director) is entitled to receive stock options or restricted stock units, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion.

•

Ongoing Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or restricted stock units, or a mix thereof, as determined by the Board in its sole discretion.

•	Discretionary Grants. The Board may make discretionary grants of stock options or restricted stock units, or a mix thereof, to any non-employee director.

2012 COMPENSATION OF DIRECTORS

Name	Fees Paid in Cash($)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total ($)(5)
Patrick Gallagher	53,000	109,999	—	162,999
Patrick J. Harshman (1)	—	—	—	—
Harold Covert	67,000	109,999	—	176,999
E. Floyd Kvamme	56,250	109,999	—	166,249
Mitzi Reaugh (6)	22,000	109,999	56,958	188,957
William F. Reddersen	60,000	109,999	—	169,999
Susan G. Swenson (7)	34,250	109,999	56,958	201,207
Lewis Solomon (8)	86,000	109,999	—	195,999
Anthony J. Ley (9)	17,500	—	—	17,500
David R. Van Valkenburg (10)	29,250	—	—	29,250

(1)	Compensation earned in 2012 by Mr. Harshman for his service as CEO is shown in the Summary Compensation Table on page of this Proxy Statement. Mr. Harshman receives no compensation for his service as a director.
(2)	The amounts in this column represent the aggregate grant date fair value of awards for grants of restricted stock units to each listed director in 2012, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2012 or thereafter. The grant date fair market value of the restricted stock units is based on the closing market price of the Common Stock on the date of grant.
(3)	The amounts in this column represent the aggregate grant date fair value of grants of stock options to each listed director in 2012, computed in accordance with applicable accounting guidance. The amounts do not represent the actual amounts paid to or realized by the directors during 2012 or thereafter. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and the assumptions described in footnote (5) on page of this Proxy Statement.
(4)	Grants of restricted stock units under our 2002 Director Stock Plan were made on July 30, 2012 to each of the Company’s non-employee directors. Each restricted stock unit grant was for 25,943 shares, with full vesting to occur on February 15, 2013. Each of our new directors in 2012, Ms. Reaugh and Ms. Swenson, received a stock option grant for 30,000 shares of Common Stock on July 30, 2012. These grants, at an exercise price equal to the fair market value of the Common Stock on the date of grant, vest monthly over three years from the date of the respective director joining the Board of Directors.
(5)	Neither the non-employee directors nor Mr. Harshman received any other compensation for their services as a director.
(6)	Ms. Reaugh was elected as a director in July 2012.
(7)	Ms. Swenson was first elected as a director in February 2012.

(8)	Mr. Solomon has informed the Board that he will not stand for reelection in 2013.
(9)	Mr. Ley did not stand for reelection at the Company’s 2012 Annual Meeting of Stockholders and, as a result, ceased serving as a director in June 2012.
(10)	Mr. Van Valkenberg did not stand for reelection at the Company’s 2012 Annual Meeting of Stockholders and, as a result, ceased serving as a director in June 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table provides the number of shares of common stock subject to outstanding options and restricted stock units held by the directors of the Company at December 31, 2012.

Name	Unvested Restricted Stock Units Outstanding	Stock Options Outstanding
Patrick Gallagher	25,943	30,000
Patrick J. Harshman(1)	212,500	1,520,000
Harold Covert	25,943	30,000
E. Floyd Kvamme	25,943	60,000
Mitzi Reaugh	25,943	30,000
William F. Reddersen	25,943	60,000
Susan G. Swenson	25,943	30,000
Lewis Solomon(2)	25,943	60,000

(1)	All restricted stock units and options awarded to Mr. Harshman were for services as an employee. Mr. Harshman did not receive equity grants for service as a director.
(2)	Mr. Solomon has informed the Board that he will not stand for reelection in 2013.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY

In May 2013, the Board of Directors adopted a non-employee director stock ownership policy. Under this policy, each non-employee director is required to beneficially own shares of Common Stock with a market value equal to at least $175,000 (excluding, for the purposes of this calculation, the value of stock options exercisable within 60 days) by the later of the Company’s 2018 Annual Meeting of Stockholders or the fifth anniversary of the director’s election to the Board.

OTHER MATTERS RELATING TO DIRECTORS

Susan G. Swenson, one of our directors, served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007, Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders may communicate with individual members of the Board, committees of the Board, or the full Board by addressing correspondence to a Board member’s attention at the Company, 4300 North First Street, San Jose, California 95134.

ATTENDANCE OF THE BOARD OF DIRECTORS AT ANNUAL MEETINGS

Two members of the Board attended the Company’s 2012 Annual Meeting of Stockholders. The Board has a policy encouraging directors to attend annual stockholder meetings.

STOCKHOLDER SOLICITATION

At various times during 2012 and into early 2013, members of the Board of Directors and the Company’s senior management met with a representative of Voce Capital to discuss the Company’s business and results of operations.

On February 4, 2013, Voce Capital Management LLC, an affiliate of Voce Capital (“VCM”), sent a letter to the Board of Directors outlining several issues and concerns regarding, among other things, the Company’s capital structure and capital allocation process. In this letter, VCM repeated an earlier request that one of its principals (who is also one of the Voce Nominees) be added to the Board of Directors. On February 13, 2013, VCM publicly disclosed a substantially similar version of its February 4 letter.

On April 19, 2013, VCP delivered a notice to the Company nominating three candidates to stand for election to the Board of Directors at the Annual Meeting. At the time of the submission of that notice, Voce Capital was the beneficial owner of approximately 100,000 shares of Common Stock, or approximately 0.1% of the outstanding Common Stock.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”, enables our stockholders to vote on the compensation of our named executive officers, as named in accordance with applicable SEC rules, on page      of this Proxy Statement. This Proposal Two, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the executive compensation philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Equity Ownership Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation and Equity Ownership Committee (the “Compensation Committee”) will be able to consider when determining executive compensation for the remainder of the current fiscal year and for future fiscal years. Our Board and Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any action is necessary to address those concerns. At our 2012 Annual Meeting, our stockholders approved the compensation of our named executive officers (“NEOs”), with approximately 95% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2012, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that reward our executives commensurate with the value they deliver to our stockholders.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented and creative team of executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. As described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections beginning on pages      and      respectively, of this Proxy Statement, we believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We would like to highlight the following items that support these beliefs:

•	Our Compensation Committee retains an independent compensation consultant to assist it in the evaluation of appropriate cash and equity compensation for executive management.

•	The compensation philosophy of our Compensation Committee includes relating each of the individual components of executive management compensation to overall Company performance.

•	The compensation philosophy of our Compensation Committee includes tying annual cash bonus payments to the achievement of objective performance parameters.

•

The compensation philosophy of our Compensation Committee includes putting at risk a significant portion of each executive’s total target compensation and rewarding our executive management for superior performance by the Company.

•

The compensation philosophy of our Compensation Committee includes reflecting competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash, and short-term and long-term, compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO HARMONIC’S 2002 EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve a 1,000,000 share increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”).

The ESPP was adopted by the Board of Directors in March 2002 and was approved by our stockholders in May 2002. The ESPP, as initially approved, permitted the issuance of 1,500,000 shares of Common Stock. Amendments to the ESPP, adopted in May 2004, May 2006, May 2009 and July 2011, increased the maximum number of shares available for issuance under the ESPP by an aggregate additional 8,000,000 shares, resulting in the ESPP now permitting the issuance of 9,500,000 shares of Common Stock. The number of shares of Common Stock currently available for issuance under the ESPP is 350,941, and all of those shares will be used to meet the contributions of the Company’s employees for the present offering period ending July 1, 2013.

In June, 2013, the Board of Directors unanimously approved an amendment to the ESPP, subject to obtaining stockholder approval, to increase the number of shares of Common Stock available for issuance by 1,000,000. If this proposal is approved by our stockholders, the shares reserved and available for issuance under the ESPP for offering periods commencing on or after January 1, 2014, would be increased by 1,000,000 shares.

The intent of the ESPP is to encourage employees to acquire equity ownership in the Company in an effort to ensure a close alignment of the interests of employees with those of the Company’s stockholders. The proposed increase in the number of shares available for issuance under the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s stockholders. The Company believes that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by most public companies with which we compete for employees. Approximately 66% of our employees eligible to participate in the ESPP during the offering period ending July 1, 2013 are participating.

DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the principal features of the ESPP and its operation.

Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase Common Stock through payroll deductions.

Administration. The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, and the Administrator’s findings, decisions, and determinations are final and binding upon all parties.

Eligibility. Currently, each of our employees, and each employee of our designated subsidiaries, whose customary employment with the Company or the designated subsidiary is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. As of the beginning of the current offering period on January 2, 2013, approximately 1,018 employees were eligible to participate in the ESPP. No employee who owns stock and/or holds outstanding options to purchase stock that is equal to or greater than 5% of the total combined voting power or value of all classes of our stock may participate in the ESPP. Moreover, no employee may participate to the extent that he or she may purchase Common Stock under all employee stock purchase plans of the Company with a fair market value (determined on the first day of any offering period) in excess of $25,000 in any calendar year.

Shares Available for Issuance. As of the Record Date, there are 350,941 shares of Common Stock available for issuance under the ESPP, all of which are likely to be issued on July 2, 2013, after the end of the current offering period. If our stockholders approve this proposal, an additional 1,000,000 shares will become reserved and available for issuance in offering periods commencing on or after January 1, 2014.

Offering Period. The ESPP currently has offering periods that have a duration of approximately six months, commencing on the first trading day for Common Stock on or after each January 1 and July 1 and terminating on the last trading day of the period ending approximately six months thereafter. Our Board of Directors has the power to change the commencement date and the duration of future offering periods without stockholder approval, if such change is announced prior to the scheduled beginning of the first offering period to be affected by such change. Each offering period constitutes a purchase period during which shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the ESPP.

Participation. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Payroll deductions are withheld only in whole percentages of the participant’s compensation and cannot exceed 10% of a participant’s compensation that she or he receives on each pay day during the offering period.

A participant may not make any additional payments into her or his account other than by payroll deductions. To the extent necessary to comply with Section 423(b)(8) of the Internal Revenue Code and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero by the participant at any time during an offering period. A participant may increase or decrease the rate of payroll deductions during an offering period, except the Administrator may, in its discretion, limit the nature and/or number of participant rate changes during any offering period.

Grant. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. However, a participant may purchase no more than 3,000 shares in any offering period. Commencing with the offering period beginning July 1, 2013, the maximum purchase in any offering period will be reduced to 1,500 shares.

Purchase Price; Exercise. The Internal Revenue Service views participants in our ESPP as receiving options. The price per share of the shares subject to the option, as permitted by the Internal Revenue Code, is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the purchase date, which is the last day of the offering period. Unless a participant withdraws from the ESPP or her or his employment terminates with us or a designated subsidiary, the participant’s option for the purchase of shares is exercised automatically on each purchase date. No fractional shares may be purchased, and any accumulated payroll deductions not sufficient to purchase a full share are retained in the participant’s account for the subsequent offering period.

If the number of shares with respect to which options are to be exercised exceed shares available for sale under the ESPP on a purchase date or commencement of an offering period, the Administrator may, in its sole discretion, make a pro rata allocation of the shares available for purchase and either continue the offering period then in effect or terminate the offering period then in effect. The Administrator may make such pro rata allocation of shares notwithstanding any authorization of additional shares for issuance under the ESPP by our stockholders subsequent to the commencement of an offering period.

Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the payroll deductions credited to her or his account, and not yet used to exercise her or his option, under the ESPP at any time by written notice to the Company. If a participant withdraws from an offering period, no further payroll deductions by the participant will be made during the offering period and payroll deductions will not automatically resume at the beginning of the succeeding offering period. Additionally, payroll deductions credited to the participant’s account during the offering period, but not yet used to exercise the option, will be returned to the participant or, in the case of her or his death, to the person or persons entitled thereto, and the participant’s option will automatically terminate. Withdrawal from an offering period has no effect upon a participant’s eligibility to participate in subsequent offering periods. If a participant fails to remain as our employee or an employee of a designated subsidiary, or ceases to meet the ESPP eligibility requirements, she or he is deemed to have withdrawn from the ESPP.

Adjustments Upon Changes in Capitalization and Certain Transactions. Any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, payment of a stock dividend, or any other increase or decrease in the number of shares of Common Stock effected without the Company receiving consideration will proportionately adjust the:

1. number of shares of Common Stock covered by each ESPP option,

2. number of shares of Common Stock each participant may purchase in an offering period,

3. number of shares of Common Stock available for sale under the ESPP, and

4. price per share of Common Stock covered by each ESPP option.

Any other issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of Common Stock subject to an ESPP option.

In the event of a proposed dissolution or liquidation of the Company, an offering period will be shortened by setting a new purchase date, and terminated immediately prior to the consummation of the proposed dissolution or liquidation, unless the Administrator provides otherwise.

In the event of a merger or change of control of the Company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume, or substitute for, the option, any offering period then in progress under the ESPP is shortened by setting a new purchase date and terminated before the date of the proposed merger or change of control. The Administrator will notify each participant in writing prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.

Amendment or Termination. The Administrator may, at any time and for any reason, terminate or amend the ESPP, except that no terminations can affect options previously granted, other than certain terminations specified in the ESPP. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator is entitled to:

1. change the offering periods,

2. limit the frequency and number of changes in the amount withheld during an offering period,

3. establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

4. permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections,

5. establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock properly correspond with amounts withheld, and

6. establish such other limitations or procedures as the administrator determines, in its sole discretion, to be advisable and which are consistent with the ESPP.

In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence, including, without limitation, by (i) increasing the purchase price for any offering period, including an offering period underway at the time of Board action, (ii) shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time of the Board action, and (iii) allocating shares.

NUMBER OF SHARES PURCHASED BY CERTAIN INDIVIDUALS AND GROUPS

Given that the number of shares that may be purchased under the ESPP is determined, in part, based on the Common Stock’s market value at the beginning and end of each offering period (or upon a purchase date within an offering period) and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the ESPP during fiscal year 2012 by our NEOs and by our employees who are not executive officers, as a group, and (b) the average per share purchase price paid for such shares by each such group.

	Employee Stock Purchase Plan Transactions 2012
	Number of Shares Purchased	Weighted Average Purchase Price
Mark Carrington	683	$4.04
All executive officers as a group (5 persons)(1)	683	$4.04
All employees, including officers who are not executive officers, as a group (1,148 persons)(2)	1,598,212	$4.03

(1)	No NEOs other than Mr. Carrington participated in the ESPP during 2012. Mr. Carrington resigned as an officer and employee in January 2013.

(2)	Approximately 130 of our employees at December 31, 2012 were not eligible to participate in the ESPP in 2012 because they were not employees when the second offering period began in July 2012 or they were located in certain foreign countries.

TAX ASPECTS

The following brief summary of the effect of U.S. Federal income taxation upon a participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss such tax consequences with respect to a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, an employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of shares purchased under the ESPP.

Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares, on the date the shares are purchased, over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the purchase date. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2013. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1989, and has provided certain tax and other audit-related services to the Company. PricewaterhouseCoopers LLP has rotated Harmonic’s audit partners in compliance with current SEC regulations.

Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP, as the Audit Committee has the responsibility for selecting an independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011
	(In thousands)
Audit Fees	$1,825	$1,889
Audit-Related Fees	—	—
Tax Fees	582	598
All Other Fees	13	10

Total	$2,420	$2,497

Audit Fees

The audit fees for the years ended December 31, 2012 and 2011 were for services related to the annual audit, including the integrated audit of internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, reviews of other documents, including registration statements, and statutory audits required in certain foreign countries.

Tax Fees

The tax fees for the years ended December 31, 2012 and 2011 included services related to the preparation of tax returns, discussions with tax authorities, claims for tax refunds, assistance with indirect tax issues and assistance with tax audits and appeals. For the years ended December 31, 2012 and 2011, approximately $145,000 and $134,000, respectively, of the tax fees shown above were for advisory services related to the Company’s international support center and intercompany research and development cost-sharing arrangements, and approximately $407,000 and $359,000, respectively, of those tax fees were for advisory services related to the Company’s advance pricing agreement proposal to the IRS and other transfer pricing documentation.

All Other Fees

The All Other Fees for the years ended December 31, 2012 and 2011 were for a software subscription service and consultation and training on employee tax matters and for the software subscription service and assistance with respect to a royalty arrangement in Israel, respectively.

Consistent with its charter, the Audit Committee pre-approves all audit and non-audit services from our independent registered public accounting firm and did so in 2012. Pre-approval authority may be delegated by the Audit Committee to the Chairman of the Audit Committee.

The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP, and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the non-audit services provided.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In accordance with a written charter adopted by Harmonic’s Board of Directors and posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.

PricewaterhouseCoopers LLP, Harmonic’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.

The Audit Committee has:

1. Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and PricewaterhouseCoopers LLP and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

2. Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T, including discussion of the quality and acceptability of Harmonic’s financial reporting process and controls; and

3. Received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, discussed with PricewaterhouseCoopers LLP its independence, and considered whether the provision of the non-audit services described above was compatible with maintaining their independence.

The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s adherence to applicable accounting principles and practices.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management, which has primary responsibility for preparing financial statements and the financial reporting process, and the independent registered public accounting firm, which, in their report, expresses an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States and of the Company’s internal control over financial reporting in accordance with the standards set by the PCAOB. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2012 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee

Harold Covert

William Reddersen

Susan G. Swenson

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative return to stockholders of the Company’s Common Stock with the cumulative return of the NASDAQ Telecom Index and of the Standard & Poor’s (S&P) 500 Index for the period commencing December 31, 2007 and ending on December 31, 2012. The graph assumes that $100 was invested in each of the Common Stock, the S&P 500 and the NASDAQ Telecom Index on December 31, 2007, and assumes the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data. Harmonic cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock.

	12/07	12/08	12/09	12/10	12/11	12/12
Harmonic Inc.	100.00	53.53	60.40	81.77	48.09	48.38
NASDAQ Telecommunications	100.00	57.58	72.97	86.05	90.30	89.62
S&P 500	100.00	63.00	79.67	91.67	93.61	108.59

EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of Harmonic as of June 17, 2013.

Name	Age	Position
Patrick J. Harshman	48	President & Chief Executive Officer
Carolyn V. Aver	54	Chief Financial Officer
Charles J. Bonasera	55	Senior Vice President, Operations and Quality
Neven Haltmayer	48	Senior Vice President, Research and Development
George Stromeyer	54	Senior Vice President, Worldwide Sales

Patrick J. Harshman joined Harmonic in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic, including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University. We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technology.

Carolyn V. Aver joined Harmonic in June 2010 as Chief Financial Officer. From 2007 to May 2010, she provided financial consulting services to a number of companies, including as the interim Chief Financial Officer of Axiom Legal, a global legal staffing firm. From 2002 to October 2007, when it was acquired by Oracle Corporation, she served as the Executive Vice President and Chief Financial Officer of Agile Software Corporation. From 1998 to 2000, Ms. Aver was the Chief Financial Officer of USWeb/CKS, until its merger with Whitman-Hart. She was the Chief Financial Officer of BackWeb from 1997 to 1998 and the Chief Financial Officer of ParcPlace-Digitalk from 1993 to 1997. From 1984 to 1993, Ms. Aver held various financial management roles, including the Vice President of Finance and Chief Financial Officer at Autodesk. Ms. Aver began her career with Arthur Young & Company (now Ernst & Young), and earned her CPA in 1986. She obtained a B.S. in Accounting from California State University East Bay.

Charles J. Bonasera joined Harmonic in 2006 as Vice President, Operations and Quality. He became a Senior Vice President in March 2011. From 2005 to 2006, Mr. Bonasera was Senior Director-Global Sourcing at Solectron Corporation, a global provider of electronics manufacturing services and supply chain solutions. From 1999 to 2005, Mr. Bonasera held various key positions in outsourcing strategies, commodity management, supply management and supply chain development at Sun Microsystems, Inc.

Neven Haltmayer joined Harmonic in 2002, and was appointed Vice President, Research and Development in 2005. He became Senior Vice President, Research and Development in March 2011. Prior to that appointment, Mr. Haltmayer was Director of Engineering of Compression Systems and managed the development of Harmonic’s MPEG-2 and MPEG-4 AVC/H.264 encoder and Electra product lines. Between 2001 and 2002, Mr. Haltmayer held various key positions, including Vice President of Engineering, and was responsible for system integration and development of set top box middleware and interactive applications, while at Canal Plus Technologies. Mr. Haltmayer holds a Bachelor’s degree in Electrical Engineering from the University of Zagreb, Croatia.

George Stromeyer joined Harmonic on June 3, 2013 as Senior Vice President. Worldwide Sales. From January 2008 to May 2013, he was an executive with Cisco Systems, Inc., initially as Vice President, Cable, Digital Media and IPTV, SP Europe, and most recently as Vice President, Worldwide Security Sales. Prior to joining Cisco, Mr. Stromeyer was with Scientific-Atlanta, which was acquired by Cisco in 2006, from 1996 to 2008, initially as Vice President, Managing Director Latin America, and most recently as Vice President and

Managing Director, EMEA. Before his time at Scientific-Atlanta, he had several management positions with Raychem Corporation from 1986 to 1996, culminating in his serving as European General Manager, PolySwitch Division. Mr. Stromeyer has a BS in Mechanical Engineering from Cornell University and a MBA from the Amos Tuck School of Business at Dartmouth.

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation and Equity Ownership Committee

The Compensation and Equity Ownership Committee (“Compensation Committee”) of the Board of Directors is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation Committee currently consists of Messrs. Kvamme, Gallagher and Reddersen and Ms. Reaugh, none of whom is an employee of the Company, and each of whom is independent under applicable NASDAQ listing standards and for the purposes of Section 162(m) of the Code and Section 16 of the Exchange Act. The charter of the Compensation Committee was adopted by the Board of Directors, and is posted on Harmonic’s website at www.harmonicinc.com.

The Compensation Committee has retained the services of Meyercord Associates (“Meyercord”), an independent compensation consulting firm, to assist the Compensation Committee in the evaluation of appropriate cash and equity compensation for executive management. Meyercord provides no other services to the Company, other than essentially the same services with respect to Board compensation. Meyercord makes recommendations to the Compensation Committee on the design and implementation of compensation plans, assists in determining the appropriate number of shares to be used for equity awards granted under the Company’s equity plans, reviews data and recommendations provided by management, and also reviews specific compensation proposals for each of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for the applicable year. Meyercord attends all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.

Role of Management

Harmonic’s CEO, assisted by our Senior Vice President of Human Resources, works with the Compensation Committee to establish meeting agendas. The CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs. For 2012 executive compensation, these recommendations were developed with the assistance of Meyercord. The Compensation Committee considers the recommendations of management, but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and is not present at any portion of Compensation Committee meetings when his compensation is discussed or when the Compensation Committee elects to meet in executive session. In 2013, the Compensation Committee considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Meyercord’s work. Based on this review, we are not aware of any conflict of interest that has been raised by work performed by Meyercord.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:

•	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;

•

relate total compensation for each executive, consisting of base salary, annual cash bonus and equity awards, to overall company performance and, in the case of base salary and equity awards, to individual performance;

•	tie annual cash bonus compensation to the Company’s achievement of objective performance parameters;

•

reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash compensation and short-term (base salary and annual cash bonus) and long-term compensation (equity awards);

•	put at risk a significant portion of each executive’s total target compensation, with the intent to reward superior performance by the Company; and

•	align the interests of our executives with those of our stockholders.

At our 2012 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our stockholders approved the compensation of our NEOs, with approximately 95% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2012, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that rewards our executives commensurate with the value they deliver to our stockholders.

Management of Risk Arising from Incentive Compensation Policies

The Compensation Committee has considered whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Committee believes that our incentive plans are typical for our industry and market competitive, and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long-term and short-term compensation incentives that we believe are properly weighted, the uniformity of compensation policies across the Company, caps on payments from the plans and the use of our business plan, which the Compensation Committee regards as setting an appropriate level of risk for the Company, as a baseline for our incentive bonus plan targets. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to inappropriate transactions in exchange for short-term compensation benefits.

Elements of Compensation

In order to achieve the above goals, our total compensation packages include base salary and annual bonus paid in cash, as well as long-term equity compensation in the form of stock options or restricted stock units, or a combination of each. We also make available benefit plans to our executive officers which are generally provided to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring the incentive effect of a significant portion of the package is necessary in order to provide market-competitive compensation. We focus on ensuring that the balance of the various components of our compensation program is optimized to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO.

In order to assess our compensation competitiveness against peer companies in 2012, management recommended a peer group, which included approximately 20 companies. These peer companies were selected from the telecommunications and video services technology industries based principally on revenue and market capitalization data that placed Harmonic approximately in the middle of the range.

The Compensation Committee then asked Meyercord to review management’s recommendations as to an appropriate peer group for Harmonic. Meyercord selected the final peer group companies based principally on revenue and market capitalization data, and the peer group included many technology companies in the Company’s immediate geographic area with whom the Company competes for executive talent. These peer group recommendations from management and Meyercord were reviewed and discussed by the Compensation Committee, and a final list, as shown below, was approved by the Compensation Committee. Data prepared by Meyercord for the approved peer group were used by management in formulating recommendations to the Compensation Committee for 2012 cash and equity compensation. Information from Meyercord was also used in formulating the CEO’s recommendations to the Compensation Committee with respect to the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for other NEOs, as well as for other employees.

The approved peer group for 2012 consisted of the following companies:

Ariba	Finisar
Arris Group	Infinera
Aruba Networks	Netgear
BigBand Networks	Plantronics
Blue Coat Systems	Quantum
Cadence	SeaChange International
Coherent	Sonus Networks
Electronics for Imaging	Synaptics
Extreme Networks	TIVO

Base Salary

Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. The aggregate value of our total cash compensation (base salary and targeted bonus) for NEOs is generally set at approximately the 50 th percentile of executive compensation of the approved peer group, with the intent that superior performance under incentive bonus plans would enable the executive to elevate total cash compensation to levels that are above the average of comparable companies.

Following a review with Meyercord of the above factors and the data regarding our peer group, the Compensation Committee decided that action to increase base salaries was appropriate in 2012, particularly given that no NEO, other than Mark Carrington in 2011, received any adjustments in base salaries in 2009, 2010 and 2011. Increases to base salaries were not made in 2009 through 2011, other than with respect to Mr. Carrington in 2011, in part because the Committee believed that significant adjustments were not necessary at the time and in part because of management’s desire to control expenses in response to the global economic recession in 2009 and 2010 and its impact on the Company’s business. Mr. Carrington’s base annual salary was increased from $225,000 in 2010 to $260,000 in 2011, bringing him in line with the other Senior Vice President NEOs.

Base salaries for each of the NEOs, other than Patrick J. Harshman, President and Chief Executive Officer, were increased in 2012, effective February 28, 2012. The base annual salary increase for each such NEO was as follows: (1) Carolyn A. Aver, Chief Financial Officer—$325,000 to $338,000; (2) Charles Bonasera, Senior Vice

President, Operations and Quality—$250,000 to $260,000; (3) Mark Carrington, Senior Vice President, Worldwide Sales—$260,000 to $270,400; and (4) Neven Haltmayer, Senior Vice President, Research and Development -$250,000 to $275,000. These increases were made in 2012, in part, due to the Company’s performance in 2011 and, in part, because, as a result of no increases for the prior two years for all but one of such NEOs, Mr. Carrington, the Company’s base salaries for NEOs were not competitive. Base salaries for NEOs are disclosed in the Summary Compensation Table on page     of this Proxy Statement.

Base salaries for each of the NEOs were increased for 2013, effective February 4, 2013, primarily because the Compensation Committee determined that the base salaries for the NEOs were not competitive. Further, Patrick J. Harshman, the Company’s President and Chief Executive Officer, had not received an increase in base salary since 2008. The base annual salary increase for each of the NEOs was as follows: (1) Patrick J. Harshman—$450,000 to $500,000; (2) Carolyn A. Aver, Chief Financial Officer—$338,000 to $365,000; (3) Charles Bonasera, Senior Vice President, Operations and Quality—$260,000 to $275,000; and (4) Neven Haltmayer, Senior Vice President, Research and Development—$275,000 to $300,000. After these adjustments, based on the most recent, but lagging (for 2012), base salary information available for the 2013 approved peer group (as shown above, less Ariba, BigBand, Blue Coat and Quantum), Mr. Harshman’s base salary is slightly above the 25th percentile for the peer group, Ms. Aver’s base salary is slightly above the 60th percentile for the peer group, Mr. Bonasera’s base salary is slightly below the 50th percentile for the peer group, and Mr. Haltmayer’s base salary is at the 50th percentile for the peer group.

Incentive Bonus Plan

The Company’s annual incentive bonus plan in which NEOs participate reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the Company achieving performance targets, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results.

For 2010, a target bonus was established for each NEO by reference to the data from the peer group selected for that year, resulting in three components weighted as follows (other than for the then Vice President, Worldwide Sales): revenue (40%); non-GAAP operating income (40%); and strategic revenue (20%). For the Vice President, Worldwide Sales, the components were revenue (80%), strategic revenue (10%) and operating income (10%). The strategic revenue component was added in 2010 to induce management to focus efforts on the Company achieving specified revenue goals in certain strategic categories.

For 2011, the Compensation Committee modified the incentive plan for NEO’s (based, in part, on relevant peer group data), with 60% of the target bonus tied to a revenue target and 40% tied to non-GAAP operating income for each NEO, other than the then Vice President, Worldwide Sales, whose percentages were 80% for revenue and 20% for non-GAAP operating income. The Compensation Committee dropped the strategic revenue component it used in 2010, and applied the percentage of the target bonus previously allocated to strategic revenue to the revenue component (or, in the case of the Senior Vice President, Worldwide Sales, to non-GAAP operating income), because, with a focus on fully integrating Omneon (acquired in September 2010) into our business, it was determined that an overarching concentration on Company revenue and operating income was sufficient and appropriate.

For 2012, the Compensation Committee again modified the incentive plan for NEOs (based, in part, on relevant peer group data), with 40% of the target bonus tied to a revenue target, 40% tied to a non-GAAP operating income target, and 20% tied to a strategic product revenue target ( in this case, service and support, media storage and new media) for each NEO, other than the Senior Vice President, Worldwide Sales, whose percentages were 80% for revenue (on a commission basis from the first dollar of revenue) and 20% for strategic product revenue. The Compensation Committee chose to include a strategic product revenue component in the plan, in part, because the Omneon acquisition had been fully integrated and, in part, because it desired to have the NEOs focus the Company’s attention on revenue growth in the three designated product areas.

In addition, the 2010, 2011 and 2012 incentive bonus plans had minimum thresholds for each component that had to be met in order for any payout to be made, and a cap of 200% of target bonus for any participant, including NEOs.

For 2012, the Compensation Committee approved the following targets for the incentive plan:

	Revenue	Non-GAAP Operating Income (as defined)	Strategic Product Revenue (as defined)	Percentage of Target Bonus Paid
		$ Millions
Threshold	$550	$55	$105	1%
Target	$618	$87	$138	100%
Maximum	$660	$110	$165	200%

For performance between these levels, bonus payouts, other than for the Senior Vice President, Worldwide Sales, would be determined by straight line interpolation. No payments would be made under the revenue component of the 2012 incentive plan, other than to the Senior Vice President, Worldwide Sales, if the threshold target for non-GAAP operating income was not achieved.

The percentage of annual base salary payable to each of the NEOs as a result of the Company achieving its target for each of the three financial components, for such NEO, in the 2012 incentive plan (the “Target”) was as follow: (1) Patrick J. Harshman – 100%, (2) Carolyn Aver – 61.5%; (3) Charles J. Bonasera – 60%; (4) Mark Carrington – 100%: and (5) Neven Haltmayer – 60%. If the Company achieved only the minimum threshold for each of the three financial components, each NEO would be entitled to an incentive payout representing approximately 1% of his or her annual base salary. If the Company achieved its so-called “maximum” goal for each of the three financial components, each NEO would be entitled to an incentive payment representing 200% of the applicable percentage of annual base salary payable if the Company achieved the Target for each of the three financial components.

The Compensation Committee believed that the 2012 bonus targets were challenging, but achievable, based on their review of the Company’s operating plan for 2012, their experience with respect to the Company’s historical performance in a business heavily dependent on the capital spending plans of a limited number of large customers, and their assessment of the difficult economic environment that had begun in the second half of 2011. In 2012, the Company did not exceed the threshold for either revenue or non-GAAP operating income, but did exceed the threshold for strategic product revenue. As a result, the incentive pool, without reference to the revenue component portion paid to the Senior Vice President, Worldwide Sales, was funded at 12.7% of the aggregate targeted amount (this represents 63% achievement of the strategic product revenue target multiplied by the 20% of target bonus assigned to that component). The bonus amount for each NEO, other than the Senior Vice President, Worldwide Sales, was determined by multiplying 12.7% by his or her base salary and multiplying that product by the target bonus percentage set out in the immediately preceding paragraph. Based on the different arrangement in place for the Senior Vice President, Worldwide Sales, he was paid 81.4% of his target bonus, with 80% of that percentage (65.1%) based on the revenue component (because his was determined without regard to whether the threshold was met) and 20% of that percentage (16.3%) based on the strategic product revenue component.

Bonus payments from the 2012 incentive plan were approved by the Compensation Committee in January 2013, and made to executive officer participants in February 2013, as disclosed in the Summary Compensation Table on page     of this Proxy Statement. All bonus amounts paid to NEOs with respect to 2012 were paid pursuant to the 2012 incentive bonus plan.

Equity Compensation Plans

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the Chief Executive Officer and executive management, and serve to motivate employees, and particularly executive management, to make decisions that will, in the long run, deliver the best returns to stockholders, thus rewarding excellent long-term performance. Since 2010, stock options and restricted stock units (“RSUs”) have been granted to executive management, including NEOs, when they join the Company, and on an annual basis thereafter.

From 2010 through mid-2012, stock options and RSU awards generally vested over a four year period. Beginning in mid-2012, new awards generally vested over a three year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock at the date of grant. The size of an initial equity award grant is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance, potential contributions, and, to a lesser extent, the vesting status of previously awards. This approach is designed to align optionees’, including NEOs’, interests with stockholders’ interests over the long term, as no benefit is realized from the stock option grant unless the price of the Company’s common stock has increased over the number of years that the award vests.

The Compensation Committee awarded stock options to most employees, including NEOs, on an annual basis until 2009, when the use of stock options was replaced by restricted stock units for most non-executive employees. In prior years, the total pool of annual grants to be made to all employees, including NEOs, was determined principally by reference to guidelines published by shareholder advisory firms such as Institutional Shareholder Services and, in part, to historic practice. The guidelines generally refer to metrics such as total annual awards as a percentage of shares outstanding and total outstanding awards as a percentage of fully diluted shares. Historically, the Compensation Committee has set the total pool of equity awards to result in the Company’s use of options being substantially lower than the guideline amounts.

Executive officers are also eligible to participate in the Company’s 2002 Employee Stock Purchase Plan (ESPP). The ESPP is available on a broad basis to the Company’s employees. The ESPP allows eligible employees to purchase the Company’s common stock at a price equal to 85% of the lower of the fair market value at the beginning of each offering period (currently six months) or the fair market value at the end of the offering period, with the purchase amount limited to the lesser of 10% of eligible compensation or 1500 (previously 3,000 through the offering period ending July 1, 2013) shares per offering period, or as otherwise limited by applicable IRS regulations.

Financial Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“FASC Topic 718”) requires the Company to record a charge to earnings for equity compensation. However, the Compensation Committee believes that the Company should continue to operate its equity compensation plans in spite of the significant non-cash charges incurred by the Company as a result of the application of FASC Topic 718. The Compensation Committee continues to monitor the impact of the accounting standard on Harmonic’s earnings, changes in the design and operation of equity compensation plans by other companies, particularly those with whom the Company competes locally for employees, and the attitude of financial analysts and investors towards these significant and potentially volatile non-cash charges. In 2010, 2011 and 2012, most employees who received equity awards, other than NEOs, received them in the form of restricted stock units. Beginning in mid-2012, new equity awards vested over three years, rather than four, and the amount of the awards are proportionally decreased from the amount that would have been granted with four year vesting. These practices generally results in lower and more predictable accounting charges.

The Compensation Committee continues to believe that broad-based equity plans reward long-term performance and remain an essential element of a competitive compensation package, as such plans are offered currently by most public and private technology companies in Silicon Valley with whom the Company competes for both executive and non-executive employees. Approximately 90% of eligible employees currently hold stock options and/or restricted stock units, and approximately 66% of eligible employees are currently participating in the Company’s ESPP.

Equity Compensation Grant Practice

The Compensation Committee approves all stock option or restricted stock unit grants, except for certain grants made to non-executive employees in the ordinary course of business, for which it has delegated authority to the CEO, within pre-approved parameters, pursuant to an Employee Equity Issuance Policy. The Compensation Committee reviews all grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants of stock options that are within the CEO’s approved range are made on the first Friday following the employee’s start date, initial hire grants of restricted stock units are made on the second Friday of each month, and any other grants made by the CEO pursuant to authority granted by the Compensation Committee are made on Fridays of the week of such grant. Stock options are granted at 100% of the closing price of our stock on the NASDAQ Stock Market on the date of grant.

Initial hire grants that are for executives reporting to the CEO or grants which are above the CEO’s approved range are approved by the Compensation Committee, with the grant date being the day of approval by the Compensation Committee and, if in the form of a stock option, the exercise price being the closing price of the stock on the NASDAQ Stock Market on that date. The initial grants are effective as of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants are usually made in the first half of the year, and, in 2012, these grants were made in February. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual and balance it against our expectations for the current year.

We do not time the granting of stock options or restricted stock units with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval of annual grants, are usually established several months in advance for the calendar year. Proximity of any awards to an earnings announcement or other market events is coincidental.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees. The Company suspended matching contributions to the 401(k) plan in 2010, 2011 and 2012, but reinstated its matching contribution policy, of up to $1,000 a year for each participant, for 2013. The Compensation Committee reviews regularly the performance of, and changes to, the 401(k) plan.

Change-of-Control Agreements

The Company does not have employment agreements with any of its present NEOs. However, as a historical practice, it has generally provided change of control severance agreements to its NEOs. These agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that a NEO’s position is eliminated or responsibilities or compensation are reduced following a change of control.

The Company has entered into a change of control severance agreement with each of its NEOs. Under the terms of the respective NEO’s change of control severance agreement, in the event of termination of the NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments. Mr. Harshman, the Company’s President and Chief Executive Officer, will receive a lump-sum payment of twice his annual salary, an amount equal to twice the greater of 50% of his then annual target bonus and the average of the actual bonus paid to him in each of the two prior years, and a continuation of his health, dental, and life insurance benefits for up to one year after the change of control. The other NEOs will receive a lump-sum payment of one year’s salary, an amount equal to the greater of 50% of the NEO’s then annual target bonus and the average of the actual bonus paid to the NEO in each of the two prior years, and a continuation of the NEO’s health, dental and life insurance benefits for up to one year after the change of control. These agreements also provide for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by the respective NEO in the event of such termination, subject to certain limitations.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis, and similar benefits are provided to most employees in other countries. Until cancelled in mid-2011, all NEOs had access to a supplemental medical plan which provided coverage of additional out-of-pocket medical costs, subject to an annual limit. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. Company payments for NEOs pursuant to these other elements of compensation in 2010, 2011 and 2012 are included in the “All Other Compensation” column in the Summary Compensation Table on page     of this Proxy Statement.

Approvals

In January 2012, the Compensation Committee approved the 2011 cash incentive compensation for all NEOs. The Company’s CEO was not present during the portion of the meetings during which his compensation was discussed and approved. Equity compensation awards for NEOs, and salary increases for NEOs other than Mr. Harshman, were approved by the Compensation Committee in February 2012.

Stock Ownership Guidelines

The Company currently has no stock ownership guidelines for its NEOs.

Financial Restatements

The Company has never restated its financial statements and does not have an established practice regarding the adjustment of bonus payments if the performance measures on which they were based are restated in a manner that would change the amount of an award.

Section 162(m)

We have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer, the Chief Financial Officer or the three other most highly compensated executive officers, unless such compensation is “performance-based” under Section 162(m). For 2012, no executive officer received compensation subject to Section 162(m) in excess of $1.0 million. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation

The Compensation and Equity Ownership Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Compensation and Equity Ownership Committee

E. Floyd Kvamme

Patrick Gallagher

Mitzi Reaugh

William Reddersen

The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation and Equity Ownership Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth summary information concerning the compensation earned by our Named Executive Officers (“NEOs”), including Patrick J. Harshman, our President and Chief Executive Officer, Carolyn V. Aver, our Chief Financial Officer, and the three most highly compensated executive officers of the Company in 2012, in each case for services to our Company, in all capacities, during the fiscal years ended December 31, 2012, 2011 and 2010.

Name & Principal Position	Year	Salary	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other(5)	Total
Patrick J. Harshman, President & Chief Executive Officer	2012	$450,000	$675,400	$647,196	$56,970	$23,441	$1,853,007
	2011	450,000	775,200	701,424	190,980	20,185	2,137,789
	2010	450,000	769,200	619,496	454,950	17,742	2,311,388
Carolyn V. Aver, Chief Financial Officer(1)	2012	335,700	337,700	264,762	26,164	16,830	981,156
	2011	325,000	387,600	366,192	84,880	14,112	1,177,784
	2010	186,250	630,300	608,520	117,950	7,442	1,550,462
Charles Bonasera, Senior Vice President, Operations and Quality	2012	258,231	245,600	191,217	19,623	20,213	734,884
	2011	250,000	290,700	274,644	63,660	13,209	892,213
	2010	250,000	310,885	247,798	151,650	18,479	978,812
Mark Carrington, Senior Vice President, Worldwide Sales(2)	2012	268,560	276,300	235,344	218,724	8,165	1,007,093
	2011	260,000	290,700	274,644	211,035	5,920	1,042,299
	2010	225,577	387,940	357,534	157,243	5,737	1,134,031
Neven Haltmayer, Senior Vice President, Research & Development	2012	270,577	276,300	235,344	20,573	30,048	832,842
	2011	250,000	314,925	297,531	63,660	17,487	943,603
	2010	250,000	310,885	247,798	153,570	17,479	979,732

(1)	Ms. Aver joined the Company as its Chief Financial Officer in June 2010.
(2)	Mr. Carrington became Vice President, Services and Support in January 2010, Vice President, Worldwide Sales in November 2010, and Senior Vice President, Worldwide Sales in March 2011. He resigned as an officer and employee in January 2013.
(3)	The amounts in this column represent the fair value of the restricted stock unit award or option award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid or received by any officer. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and the assumptions described in footnote (5) on page of this Proxy Statement.

(4)	The amounts in this column represent payments made in February 2013, 2012 and 2011 under our 2012, 2011, and 2010 incentive bonus plans, respectively.
(5)	The amounts in this column represent group life insurance premiums and medical and dental plan premiums, and as well as reimbursement of certain medical costs under two supplemental plans that terminated at the end of 2011.

GRANT OF PLAN-BASED AWARD

The following table summarizes certain information regarding non-equity and equity plan-based awards granted by Harmonic to the NEOs in 2012:

	Grant Date for Equity Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards(4)	Closing Price on Grant Date	Grant Date Fair Value of Option Awards(5)
Name		Threshold	Target	Maximum
Patrick J. Harshman	2/28/12	$—	$450,000	$900,000	110,000	220,000	$6.14	$6.14	$647,196
Carolyn V. Aver	2/28/12	—	208,000	416,000	55,000	90,000	6.14	6.14	264,762
Charles Bonasera	2/28/12	—	156,000	312,000	40,000	65,000	6.14	6.14	191,217
Mark Carrington	2/28/12	—	270,400	(6)	45,000	80,000	6.14	6.14	235,344
Neven Haltmayer	2/28/12	—	165,000	330,000	45,000	80,000	6.14	6.14	235,344

(1)	The estimated future payouts under non-equity incentive plans refers to potential payouts under our 2012 incentive bonus plan. The goals for the 2012 incentive bonus plan were approved by the Compensation Committee in February 2012. The actual payout amounts for each executive officer in 2013 were reviewed and approved by the Compensation Committee and the Board of Directors in February 2013 upon availability of financial results for 2012, and are included in the Summary Compensation Table on page of this Proxy Statement.
(2)	Restricted stock units granted to NEOs during 2012 vest 25% upon completion of 12 months service and 1/8 per six-month period thereafter.
(3)	Options granted to NEOs during 2012 expire 7 years from the date of grant and vest 25% upon completion of 12 months service and 1/48 per month thereafter.
(4)	The exercise price for option grants is the fair market value of the Company’s stock on the date of grant.
(5)	This amount represents the fair value of the award on the grant date, and is determined according to applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The option exercise price has not been deducted from these amounts. The actual value of the option will depend upon the market value of Harmonic’s common stock at the time the option is exercised. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and is based on the following assumptions:

Assumptions	2012 Rate	2011 Rate
Average risk free interest rate	0.9%	.08%
Average expected term (year)	4.70%	4.75%
Average expected volatility	56%	55%

(6)	With respect to one performance category under Mr. Carrington’s bonus plan, the maximum award would be $108,160. With respect to the second performance category under his bonus plan, the potential payout was uncapped.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

The following table summarizes equity awards outstanding as of December 31, 2012 for each of the NEO. As the Company has not made any performance grants of option or stock awards, there are no columns in the table addressing equity incentive plan awards of performance grants.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)		Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (19)		Market Value of Shares or Units of Stock That Have Not Vested (40)
Patrick J. Harshman	21,326		—	3.46	1/28/13	13,125	(20)	$66,544
	80,000		—	5.87	2/27/13	39,375	(21)	199,631
	150,000		—	5.14	5/4/13	50,000	(22)	253,500
	50,000		—	9.29	1/20/14	110,000	(23)	557,700
	200,000		—	8.20	5/1/14
	48,674		—	5.86	5/3/15
	200,000		—	8.17	5/15/15
	186,875	(2)	8,125	5.63	2/24/16
	138,125	(3)	56,875	6.41	2/19/17
	73,333	(4)	86,667	9.69	3/4/18
	—	(5)	220,000	6.14	2/28/19
Carolyn V. Aver	137,500	(6)	82,500	5.73	6/1/17	41,250	(24)	209,138
	36,666	(7)	43,334	9.69	3/4/18	25,000	(25)	126,750
	—	(8)	90,000	6.14	2/28/19	55,000	(26)	278,850
Charles Bonasera	21,703		—	8.20	5/1/14	4,375	(27)	22,181
	100,000		—	8.17	5/15/15	15,750	(28)	79,853
	42,291	(9)	2,709	5.63	2/24/16	18,750	(29)	95,063
	55,250	(10)	22,750	6.41	2/19/17	40,000	(30)	202,800
	27,500	(11)	32,500	9.69	3/4/18
	—	(12)	65,000	6.14	2/28/19
Mark Carrington	43,750	(13)	16,250	6.56	1/4/17	10,800	(31)	54,756
	18,416	(14)	7,584	6.41	2/19/17	5,250	(32)	26,618
	13,020	(15)	11,980	6.76	11/30/17	7,500	(33)	38,025
	27,500	(11)	32,500	9.69	3/4/18	18,750	(34)	95,063
	—	(16)	80,000	6.14	2/28/19	45,000	(35)	228,150
Neven Haltmayer	6,335		—	5.87	2/27/13	5,250	(36)	26,618
	8,000		—	8.93	1/14/14	15,750	(37)	79,853
	70,000		—	8.20	5/1/14	20,311	(38)	102,977
	100,000		—	8.17	5/15/15	45,000	(39)	228,150
	74,750	(17)	3,250	5.63	2/24/16
	55,250	(10)	22,750	6.41	2/19/17
	29,791	(18)	35,209	9.69	3/4/18
	—	(16)	80,000	6.14	2/28/19

(1)	Under our Stock Plan, these options vest 25% upon completion of 12 months service and 1/48 per month thereafter and expire after seven years or ten years from date of grant, contingent upon continued employment.
(2)	As of December 31, 2012, 186,875 shares subject to this option were vested and an additional 4,063 shares will vest monthly thereafter until all shares are vested.
(3)	As of December 31, 2012, 138,125 shares subject to this option were vested and an additional 4,063 shares will vest monthly thereafter until all shares are vested.

(4)	As of December 31, 2012, 73,333 shares subject to this option were vested, and an additional 3,333 shares will vest monthly thereafter until all shares are vested.
(5)	As of December 31, 2012, no shares subject to this option were vested, 55,000 shares will vest on February 15, 2013, and an additional 4,583 shares will vest monthly thereafter until all shares are vested.
(6)	As of December 31, 2012, 137,500 shares subject to this option were vested, and an additional 4,583 shares will vest monthly thereafter until all shares are vested.
(7)	As of December 31, 2012, 36,666 shares subject to this option were vested, and an additional 1,667 shares will vest monthly thereafter until all shares are vested.
(8)	As of December 31, 2012, no shares subject to this option were vested, 22,500 shares will vest on February 15, 2013, and an additional 1,875 shares will vest monthly thereafter until all shares are vested.
(9)	As of December 31, 2012, 42,291 shares subject to this option were vested, and an additional 1,354 shares will vest monthly thereafter until all shares are vested.
(10)	As of December 31, 2012, 55,250 shares subject to this option were vested, and an additional 1,625 shares will vest monthly thereafter until all shares are vested.
(11)	As of December 31, 2012, 27,500 shares subject to this option were vested, and an additional 1,250 shares will vest monthly thereafter until all shares are vested.
(12)	As of December 31, 2012, no shares subject to this option were vested, 16,250 shares will vest on February 15, 2013, and an additional 1,354 shares will vest monthly thereafter until all shares are vested.
(13)	As of December 31, 2012, 43,750 shares subject to this option were vested, and an additional 1,250 shares will vest monthly thereafter until all shares are vested.
(14)	As of December 31, 2012, 18,416 shares subject to this option were vested, and an additional 542 shares will vest monthly thereafter until all shares are vested.
(15)	As of December 31, 2012, 13,020 shares subject to this option were vested, and an additional 521 shares will vest monthly thereafter until all shares are vested.
(16)	As of December 31, 2012, no shares subject to this option were vested, 20,000 shares will vest on February 15, 2013, and an additional 1,667 shares will vest monthly thereafter until all shares are vested.
(17)	As of December 31, 2012, 74,750 shares subject to this option were vested, and an additional 1,625 shares will vest monthly thereafter until all shares are vested.
(18)	As of December 31, 2012, 29,791 shares subject to this option were vested, and an additional 1,354 shares will vest monthly thereafter until all shares are vested.
(19)	Under our Stock Plan, our restricted stock unit awards through December 31, 2012 generally vested 25% upon completion of 12 months service and 1/8 per six month period thereafter.
(20)	As of December 31, 2012, 91,875 shares subject to this restricted stock unit award were vested, and 13,125 shares will vest on February 15, 2013.
(21)	As of December 31, 2012, 65,625 shares subject to this restricted stock unit award were vested, 13,125 shares will vest on February 15, 2013, and an additional 13,125 shares will vest at six-month intervals thereafter until all shares are vested.
(22)	As of December 31, 2012, 30,000 shares subject to this restricted stock unit award were vested, 10,000 shares will vest on February 15, 2013, and an additional 10,000 shares will vest at six-month intervals thereafter until all shares are vested.
(23)	As of December 31, 2012, no shares subject to this restricted stock unit award were vested, 27,500 shares will vest on February 15, 2013, and an additional 13,750 shares will vest at six-month intervals thereafter until all shares are vested.
(24)	As of December 31, 2012, 68,750 shares subject to this restricted stock unit award were vested. 13,750 shares will vest on May 15, 2013, and an additional 13,750 shares will vest at six-month intervals thereafter until all shares are vested.
(25)	As of December 31, 2012, 15,000 shares subject to this restricted stock unit award were vested, 5,000 shares will vest on February 15, 2013, and an additional 5,000 shares will vest at six-month intervals thereafter until all shares are vested.
(26)	As of December 31, 2012, no shares subject to this restricted stock unit award were vested, 13,750 shares will vest on February 15, 2013, and an additional 6,875 shares will vest at six-month intervals thereafter until all shares are vested.

(27)	As of December 31, 2012, 30,625 shares subject to this restricted stock unit award were vested, and 4,375 shares will vest on February 15, 2013.
(28)	As of December 31, 2012, 26,250 shares subject to this restricted stock unit award were vested, 5,250 shares will vest on February 15, 2013, and an additional 5,250 shares will vest at six-month intervals thereafter until all shares are vested.
(29)	As of December 31, 2012, 11,250 shares subject to this restricted stock unit award were vested, 3,750 shares will vest on February 15, 2013, and an additional 3,750 shares will vest at six-month intervals thereafter until all shares are vested.
(30)	As of December 31, 2012, no shares subject to this restricted stock unit award were vested, 10,000 shares will vest on February 15, 2013, and an additional 5,000 shares will vest at six-month intervals thereafter until all shares are vested.
(31)	As of December 31, 2012, 19,200 shares subject to this restricted stock unit award were vested, 3,600 shares will vest on February 15, 2013, and an additional 3,600 shares will vest at six-month intervals thereafter until all shares are vested.
(32)	As of December 31, 2012, 8,750 shares subject to this restricted stock unit award were vested, 1,750 shares will vest on February 15, 2013, and an additional 1,750 shares will vest at six-month intervals thereafter until all shares are vested.
(33)	As of December 31, 2012, 7,500 shares subject to this restricted stock unit award were vested, 1,875 shares will vest on May 15, 2013, and an additional 1,875 shares will vest at six-month intervals thereafter until all shares are vested.
(34)	As of December 31, 2012, 11,250 shares subject to this restricted stock unit award were vested, 3,750 shares will vest on February 15, 2013, and an additional 3,750 shares will vest at six-month intervals thereafter until all shares are vested.
(35)	As of December 31, 2012, no shares subject to this restricted stock unit award were vested, 11,250 shares will vest on February 15, 2013, and an additional 5,625 shares will vest at six-month intervals thereafter until all shares are vested.
(36)	As of December 31, 2012, 36,750 shares subject to this restricted stock unit award were vested, and 5,250 shares will vest on February 15, 2013.
(37)	As of December 31, 2012, 26,250 shares subject to this restricted stock unit award were vested, 5,250 shares will vest on February 15, 2013, and an additional 5,250 shares will vest at six-month intervals thereafter until all shares are vested.
(38)	As of December 31, 2012, 12,189 shares subject to this restricted stock unit award were vested, 4,063 shares will vest on February 15, 2013, and an additional 4,062 shares will vest at six-month intervals thereafter until all shares are vested.
(39)	As of December 31, 2012, no shares subject to this restricted stock unit award were vested, 11,250 shares will vest on February 15, 2013, and an additional 5,625 shares will vest at six-month intervals thereafter until all shares are vested.
(40)	The value of the shares not vested is the number of shares multiplied by $5.07, the closing price of the Company’s stock on December 31, 2012.

OPTIONS EXERCISED DURING 2012

During the year ended December 31, 2012, there were no exercises of options by the NEOs.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to all regular, full-time U.S. employees of the Company. The Company made matching contributions to the 401(k) plan of up to $1,000 per annum per participant in 2008. Matching contributions were suspended at the beginning of 2009, and reinstated for 2013.

CHANGE-OF-CONTROL AGREEMENTS

The Company does not have employment agreements with any of its NEOs. The Company has entered into change of control severance agreements with each of the NEO’s. Based on a hypothetical termination date of December 31, 2012, the respective amounts paid to the NEOs in the event of a change of control would have been:

Name	Salary ($)	Bonus ($)	Value of Unvested Restricted Stock(1)(2)	Value of Unvested Stock Options(1)(2)	Other(3)	Total(4)
Patrick J. Harshman	$900,000	$322,965	$1,077,375	$34,335	$29,158	$2,363,833
Carolyn V. Aver	338,000	104,000	614,738	0	21,978	1,078,716
Charles Bonasera	260,000	107,655	399,896	0	21,978	789,529
Mark Carrington(5)	270,400	184,139	692,055	0	12,927	1,159,521
Neven Haltmayer	275,000	108,615	437,597	0	29,158	850,370

(1)	The amounts in this column represent the value which would have been realized by the acceleration of unvested restricted stock units and unvested stock options, calculated by, in the case of options, multiplying the number of shares subject to acceleration by the difference between $5.07, the closing price of the Common Stock on December 31, 2012 and the exercise price of the respective option. The value of RSUs is the number of shares multiplied by the closing price of the Company’s common stock on December 31, 2012.
(2)	The Company’s change of control severance agreements have a provision that all unvested restricted stock and options will be fully accelerated upon a change of control.
(3)	The amounts in the column “Other” represent the maximum cost of continuing health, dental and life insurance benefits and outplacement fees.
(4)	The Company’s change of control severance agreements have a provision that payments will either be made in full, with the executive paying any applicable IRC Section 280G excise taxes, or the payments will be reduced to a level that does not trigger the Section 280G excise tax, whichever results in a greater amount. The amounts shown in the table assume that the executive would elect to receive full payment and pay any applicable excise taxes.
(5)	Mr. Carrington resigned as an officer of the Company as of January 7, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Equity Ownership Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EQUITY PLAN INFORMATION AS OF DECEMBER 31, 2012

Plan Category	(a) Number of Securities to be Issued upon Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)(3)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity plans approved by security holders(1)	11,826,416	$4.80	11,386,102

(1)	All of the Company’s equity compensation plans, other than its 1999 Non-Qualified Stock Plan, have been approved by stockholders. This information, as of December 31, 2012, is with respect to the 1995 Stock Plan, the 2002 Director Stock Plan and the 2002 Employee Stock Purchase Plan. At December 31, 2012, there were 307,512 shares of Common Stock subject to outstanding awards, with a weighted average exercise price of $8.13.

(2)	This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.
(3)	This column does not reflect the price of shares underlying the assumed options referred to in footnote (2) of this table. The weighted average exercise price of outstanding options, warrants and rights, excluding the Company’s unvested restricted stock units for which there is no exercise consideration, is $7.15.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of June 4, 2013, by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director; (iii) each NEO; and (iv) all of the Company’s current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The addresses for each of the directors and NEOs is c/o Harmonic Inc., 4300 North First Street, San Jose, California 95134.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
BlackRock Inc., 40 East 52nd St., New York, NY 10022(2)	10,151,921	10.02%
Parnassus Investments, 1 Market St., Suite 1600, San Francisco, CA 94105(3)	6,599,617	6.51%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(4)	6,584,513	6.50%
Lewis Solomon(5)	133,737	*
Harold Covert(6)	103,737	*
Patrick Gallagher(7)	103,737	*
E. Floyd Kvamme(8)	627,421	*
Mitzi Reaugh(9)	35,943	*
William F. Reddersen(10)	131,156	*
Susan G. Swenson(11)	40,109	*
Patrick J. Harshman(12)	1,296,191	1.28%
Carolyn V. Aver(13)	326,666	*
Charles Bonasera(14)	325,262	*
Neven Haltmayer(15)	442,835	*
George Stromeyer(16)	—	*
All directors and executive officers as a group (12 persons)(17)	3,566,794	3.48%

*	Percentage of shares beneficially owned is less than one percent of total.
(1)	The number of shares of Common Stock outstanding used in calculating the percentage for each listed person or entity is based on 101,336,080 shares of Common Stock outstanding on June 4, 2013. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable, and RSUs which are currently vested or will become vested, in each case within 60 days of June 4, 2013, are deemed outstanding for purposes of computing the percentage of the person holding such options or RSUs, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2)	Based solely on a review of a Schedule 13G/A filed with the SEC on February 1, 2013 by BlackRock Inc., on behalf of itself and its wholly owned subsidiaries. BlackRock Inc. and its wholly owned subsidiaries reported sole voting and dispositive power with respect to all such shares.
(3)	Based solely on a review of a Schedule 13G filed with the SEC on February 8, 2013 by Parnassus Investments. Parnassus Investments reported sole voting and dispositive power with respect to all such shares.

(4)	Based solely on a review of a Schedule 13G/A filed with SEC on February 12, 2013 by The Vanguard Group. The Vanguard Group reported sole power to vote 168,488 of such shares, sole dispositive power with respect to 6,419,225 of such shares and shared dispositive power with respect to 165,288 of such shares.
(5)	Includes 40,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(6)	Includes 30,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(7)	Includes 30,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(8)	Includes 40,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(9)	Includes 10,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(10)	Includes 40,000 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(11)	Includes 14,166 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(12)	Includes 1,034,818 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(13)	Includes 254,374 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(14)	Includes 292,598 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(15)	Includes 390,228 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.
(16)	Mr. Stromeyer joined the Company on June 3, 2013, and has not yet received any grants of stock options or RSUs.
(17)	Includes 2,176,184 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of June 4, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the NASDAQ Stock Market. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms prepared and filed by it or received by it or on written representations from the reporting persons, the Company believes that, with respect to 2012, all filing requirements applicable to its officers, directors and 10% stockholders were complied with, except as follows: the Form 3 for Susan G. Swenson was filed March  13, 2012, one day after the filing date required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.

Except for the compensation agreements and other arrangements that are described under “Executive Compensation”, beginning on page [    ] of this Proxy Statement, there was not during 2012, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Company’s Audit Committee has the responsibility to review proposed related party transactions for potential conflicts of interest and to approve all such transactions in advance.

OTHER MATTERS

The Company knows of no other matters to be properly submitted for stockholder action at the 2013 Annual Meeting. If any other matters properly come before the Annual Meeting, your shares of Common Stock will be voted in accordance in the discretion of the designated proxyholders.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, the members of the Board of Directors and certain executive officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Annex A to this Proxy Statement.

IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD. YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS OF SHARES OF COMMON STOCK.

By Order of the Board of Directors,

Carolyn V. Aver

Secretary

Dated: June [—], 2013

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the Board of Directors and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s directors (each of whom, other than Mr. Solomon, is also a nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company’s directors are set forth under the caption “Proposal One—Election of Directors” in this Proxy Statement.

Name	Business Name and Address

Harold Covert	c/o Lumos Networks Corp. One Lumos Plaza PO Box 1068 Waynesboro, VA 22980

Patrick Gallagher	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

Patrick J. Harshman	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

E. Floyd Kvamme	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

Mitzi Reaugh	Miramax 2450 Colorado Avenue Suite 100 East Santa Monica, CA 90404

William F. Reddersen	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

Lewis Solomon	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

Susan G. Swenson	c/o Harmonic Inc. 4300 North First Street San Jose, CA 95134

Certain Officers

The following table sets forth the name and principal occupation of the Company’s officers who are “participants.” The principal business address of each such person is c/o Harmonic Inc., 4300 North First Street, San Jose, CA 95134.

Name	Principal Occupation
Carolyn V. Aver	Chief Financial Officer
Peter Alexander	Senior Vice President and Chief Marketing Officer

Information Regarding Ownership of the Company’s Securities by the Participants

Except as described in this Annex A or in this Proxy Statement, none of the persons listed above under the captions “Directors and Nominees” or “Certain Officers” owns any securities of the Company of record that they do not own beneficially. The number of securities of the Company beneficially owned by directors and executive officers who are participants as of June 17, 2013 is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. The number of securities of the Company beneficially owned as of June 17, 2013, by the Company’s other officer who is a “participant” is set forth below.

Name	Company Securities Owned
Peter Alexander	3,000

Information Regarding Transactions in the Securities of the Company by the Participants

The following table sets forth purchases and sales of the securities of the Company during the past two years by the persons listed above under the captions “Directors and Nominees” and “Certain Officers.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (5/31/11 through 5/31/13)

Name	Date	Number of Shares, Stock Options and RSUs Acquired (or Disposed of)	Transaction Description
Harold Covert	3/15/2013	19,031	(1)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	2/15/2012	10,835	(2)

Patrick Gallagher	3/15/2013	19,031	(1)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	2/15/2012	10,835	(2)

Patrick J. Harshman	5/3/2013	35,000	(3)
	5/4/2013	(115,000)	(6)
	3/15/2013	330,000	(5)
	3/15/2013	55,000	(1)
	2/27/2013	(80,000)	(7)
	2/15/2013	63,750	(2)
	2/15/2013	(24,387)	(8)
	1/28/2013	(21,326)	(6)
	8/15/2012	36,250	(2)
	8/15/2012	(13,296)	(8)

Name	Date	Number of Shares, Stock Options and RSUs Acquired (or Disposed of)	Transaction Description
	2/28/2012	220,000	(5)
	2/28/2012	110,000	(1)
	2/15/2012	46,250	(2)
	2/15/2012	(17,282)	(8)
	1/23/2012	(45,000)	(7)
	8/15/2011	26,250	(2)
	8/15/2011	(9,628)	(8)
	8/9/2011	20,000	(9)

E. Floyd Kvamme	3/15/2013	19,031	(1)
	2/22/2013	20,000	(4)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	5/17/2012	(20,000)	(6)
	2/15/2012	10,835	(2)

Mitzi Reaugh	3/15/2013	19,031	(1)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	7/30/2012	30,000	(5)

William F. Reddersen	3/15/2013	19,031	(1)
	3/12/2013	20,000	(4)
	3/12/2013	(16,411)	(10)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	2/15/2012	10,835	(2)
	2/13/2012	20,000	(4)
	2/13/2012	(6,170)	(10)

Lewis Solomon	5/30/2013	10,000	(4)
	3/15/2013	19,031	(1)
	3/13/2013	10,000	(4)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	5/17/2012	(20,000)	(6)
	1/22/2012	(4,000)	(6)

Susan G. Swenson	3/15/2013	19,031	(1)
	2/15/2013	25,943	(2)
	7/30/2012	25,943	(1)
	7/30/2012	30,000	(5)

Carolyn V. Aver	5/15/2013	13,750	(2)
	5/15/2013	(5,167)	(8)
	3/15/2013	27,500	(5)
	3/15/2013	13,500	(1)
	2/15/2013	18,750	(2)
	2/15/2013	(7,612)	(8)
	11/15/2012	13,750	(2)
	11/15/2012	(5,043)	(8)
	8/15/2012	5,000	(2)
	8/15/2012	(1,834)	(8)
	5/15/2012	13,750	(2)
	5/15/2012	(5,034)	(8)

Name	Date	Number of Shares, Stock Options and RSUs Acquired (or Disposed of)	Transaction Description
	2/28/2012	90,000	(5)
	2/28/2012	55,000	(1)
	2/15/2012	10,000	(2)
	2/15/2012	(4,138)	(8)
	11/15/2011	13,750	(2)
	11/15/2011	(5,043)	(8)

Peter Alexander	3/15/2013	75,000	(5)
	3/15/2013	18,000	(1)
	1/2/2013	3,000	(11)
	7/3/2012	100,000	(5)
	7/3/2012	50,000	(1)

(1)	Grant of Restricted Stock Units
(2)	Vesting of Restricted Stock Units
(3)	Exercise of combination of Incentive Stock Options and Non-Qualified Stock Options
(4)	Exercise of Non-Qualified Stock Options
(5)	Grant of Non-Qualified Stock Options
(6)	Cancellation of Non-Qualified Options upon lapse/expiration
(7)	Cancellation of combination of Incentive Stock Options and Non-Qualified Options upon lapse/expiration
(8)	Shares surrendered to satisfy tax withholding obligation with vesting of RSU
(9)	Open market purchase
(10)	Open market sale
(11)	Shares acquired under the Company’s Employee Stock Purchase Plan

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this Proxy Statement, no participant or any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2012, or has knowledge of any current proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a participant; (ii) in which the amount involved exceeds $120,000; and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this Proxy Statement, (i) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company, any parent of the Company or any subsidiary of the Company; and (ii) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate, since January 1, 2012, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FORM OF PROXY CARD—WHITE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.investorvote.com/hlit Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-800-652-VOTE (8683) Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION ON OTHER BUSINESS THAT PROPERLY COMES BEFORE THE ANNUAL MEETING.	Please mark your votes as indicated in this example	☒

The Board of Directors of Harmonic Inc. recommends a vote “FOR” Proposal Nos. 1, 2, 3 and 4.
			FOR ALL	WITHHOLD* FOR ALL	EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	To elect seven directors to serve until the earlier of the 2014 Annual Stockholders Meeting or until their successors are elected and duly qualified.		☐	☐	☐	2.	To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐

	01 Patrick J. Harshman 02 Patrick Gallagher 03 Harold Covert 04 E. Floyd Kvamme	05 Mitzi Reaugh 06 William F. Reddersen 07 Susan G. Swenson				3.	To approve an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) * Exceptions						4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.	☐	☐	☐

						Please complete, sign and date this proxy and return promptly in the enclosed envelope.

	Mark Here for Address Change	☐
RESTRICTED AREA - SCAN LINE	or Comments SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature	Date

You can now access your Harmonic Inc. account online.

Access your Harmonic Inc. account online at www.computershare.com/Investor.

The transfer agent for Harmonic Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Establish/change your PIN

Visit us on the web at www.computershare.com/Investor

For Technical Assistance Call 1-800-311-5582

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-311-5582

▼   FOLD AND DETACH HERE  ▼

HARMONIC INC.

4300 North First Street

San Jose, CA 95134

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. Harshman and Carolyn V. Aver, and each or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Harmonic Inc. (the “Company”) to be held at [•] on August 14, 2013, at [•], Pacific Time, or at any adjournment, postponement or other delay thereof (the “Annual Meeting”), all of the shares of common stock of the Company held of record on June 17, 2013 by the undersigned.

The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of common stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 43006
PROVIDENCE, RI 02940-3006

(Continued and to be marked, dated and signed, on the other side)